Exhibit 99.1

Vinco Ventures, Inc. Reports Financial Results for the Year Ended December 31, 2020

Bethlehem, P.A., April 9, 2021 (GLOBE NEWSWIRE) – Vinco Ventures (f/k/a Edison Nation, Inc.) (NASDAQ:BBIG), a digital media merger and acquisitions company, today announced results for the year ended December 31, 2020, operated until November 12, 2020 as Edison Nation, a multifaceted ecosystem that fosters innovation and drives IP, media and consumer products

Company Highlights

●	Revenue increased 26.01% for the twelve months ended December 31, 2020 versus the twelve months ended December 31, 2019.
●	Company enters into Agreement to Complete a Plan of Merger with ZASH Global Media and Entertainment Corporation
●	Company completes sale of Subsidiary, SRM Entertainment Ltd
●	Company commences trading under new ticker “BBIG” and launches the “Be Big” corporate strategy: Buy, Innovate and Grow focused on digital media mergers and acquistions.
●	Company closes on a Purchase and Sale Agreement to acquire all outstanding membership units of TBD Safety, LLC; whose assets included 911 Help Now product and patents.
●	Company purchases Honey Badger Media, LLC (a Nevada entity), a full-service content monetization company, which was launched through transactions with Honey Badger Media, LLC.
●	Company introduces new Chief Strategy Officer Brian McFadden, who will concentrate on the new “Be Big” strategy and will lead the charge on targeting acquisitions that ensure long term growth.

Twelve Months End December 31, 2020 Financial Summary

Revenue

●	Revenue for the twelve months ended December 31, 2020 increased to $15.8 million as compared to $12.5 million for the twelve months ended December 31, 2019, a 26.01% increase.
●	Gross Profit for the twelve months ended December 31, 2020 decreased to $4.37 million as compared to $4.99 million for the twelve months ended December 31, 2019, a 12.28% decrease.
●	Gross Margin for the twelve months ended December 31, 2020 decreased to 27.74% as compared to 39.85% for the twelve months ended December 31, 2019, a 12.11% decrease.

Net Loss

●	Net loss for the twelve months ended December 31, 2020 was $5.07 million, or ($0.37) per basic and diluted share, compared to a net loss of $14.19 million, or ($2.36) per basic and diluted share for the twelve months ended December 31, 2019.

Adjusted EBITDA

●	Adjusted EBITDA, a non-GAAP measure, totaled a negative $0.292 million for the twelve months ended December 31, 2020, compared to a negative $11.599 million for the twelve months ended December 31, 2019.

See below, under the heading “Use of Non-GAAP Financial Information,” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

For the years ended December 31, 2020 and 2019, EBITDA and Adjusted EBITDA consisted of the following:

	For the Years Ended December 31,
	2020	2019
Net (loss) income from continuing operations	$(5,065,186)	$(14,198,980)
Net (loss) income from discontinued operations	(642,632)
Interest expense, net	3,378,131	1,298,168
Income tax expense (benefit)	30,137	(19,547)
Depreciation and amortization	1,381,366	1,321,186
EBITDA	(918,184)	(11,599,173)
Stock-based compensation	3,241,764	2,299,915
Impairment	-	4,443,000
Restructuring and severance costs	765,867	446,114
Transaction and acquisition costs	258,639	447,908
Other non-recurring costs	107,469	1,520,777
Gain on divestiture	(6,153,674)	-
Adjusted EBITDA	$(2,698,119)	$(2,441,459)

Management Commentary

“Increasing revenues during 2020’s pandemic crisis demonstrates the ability of the Company to adapt and scale quickly in a new environment. Leveraging that knowledge and momentum, we are continuing forward into 2021 excited for our pending merger with ZASH Global Media and Entertainment. With some great opportunities on the horizon, we remain focused on the digital media mergers and acquisitions market and will continue to BE BIG” said CEO Christopher Ferguson.

Twelve Months 2020 Earnings Conference Call

The Company is pleased to announce that it will hold its December 31, 2020 Year End Earnings Conference Call on Monday, April 12, 2021 at 4:30 pm Eastern Time, which will be presented by Mr. Christopher Ferguson - Chief Executive Officer, and Mr. Brett Vroman – Chief Financial Officer.

The conference call can be accessed through the following numbers:

1-877-407-0782 (U.S. participants)

1-201-689-8567 (International participants)

To access the live webcast presentation, visit:

https://www.webcaster4.com/Webcast/Page/2479/40618

A webcast replay will be available until April 12, 2022.

About Vinco Ventures, Inc.

Vinco Ventures, Inc. (BBIG) is a consumer products and digital marketing company which aims to advance both product and people brand recognition through its digital marketing and technology platform while reshaping how those are monetized and marketed. Vinco’s B.I.G. (Buy. Innovate. Grow.) strategy seeks out acquisition opportunities that allow for the generation of digital traffic geared towards growth and profitability. For more information, please view our investor presentation or visit Investors.vincoventures.com.

Use of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. Edison Nation management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing the Company’s products in global markets, competition in the market for consumer products and inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Vinco Ventures, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$249,356	$234,234
Accounts receivable, net	1,603,127	1,304,783
Inventory	1,687,462	1,242,486
Prepaid expenses and other current assets	784,238	885,766
Income tax receivable	-	-
Short-term investments	1,018,000	-
Current assets of discontinued operation	-	1,288,096
Total current assets	5,342,183	4,955,365
Property and equipment, net	1,010,801	875,919
Right of use assets, net	153,034	732,100
Intangible assets, net	15,538,337	11,598,063
Goodwill	5,983,852	5,392,123
Non-current assets of discontinued operation	-	56,049
Total assets	$28,028,207	$23,609,619

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,105,794	$6,015,595
Accrued expenses and other current liabilities	2,101,610	1,485,062
Deferred revenues	152,040	159,591
Current portion of operating leases liabilities	96,777	272,215
Income tax payable	27,643	22,919
Line of credit, net of debt issuance costs of $15,573 and $15,573, respectively	1,500,953	456,995
Current portion of convertible notes payable	577,260	-
Current portion of notes payable, net of debt issuance costs of $212,848 and $212,848, respectively	1,301,212	1,365,675
Current portion of notes payable – related parties	1,389.923	1,686,352
Due to related party	32,452	17,253
Current liabilities of discontinued operation	-	1,491,662
Total current liabilities	11,285,663	12,973,319
Operating leases liabilities –net of current portion	58,713	482,212
Convertible notes payable – related parties, net of current portion, net of debt discount of $366,666 and $366,666, respectively	1,161,495	1,061,495
Notes payable, net of current portion	595,879	42,492
Notes payable – related parties, net of current portion	1,403,756	1,595,669
Non-current liabilities of discontinued operation	-	-
Total liabilities	$14,505,506	$16,155,187
Commitments and Contingencies (Note 15)

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000,000 shares authorized as of December 31, 2020 and December 31, 2019, respectively	$-	$-
Series B Preferred Stock, $0.001 par value, 1,000,000 shares authorized; 764,618 and 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	765	-
Common stock, $0.001 par value, 250,000,000 shares authorized 14,471,403 and 8,015,756 shares issued and outstanding as of December 31, 2020 and 2019, respectively	14,471	8,016
Additional paid-in-capital	39,050,260	26,259,575
Accumulated deficit	(23,648,898)	(18,495,461)
Total stockholders’ equity attributable to Vinco Ventures, Inc.	15,416,598	7,772,130
Noncontrolling interests	(1,893,897)	(317,698)
Total stockholders’ equity	13,522,701	7,454,432
Total liabilities and stockholders’ equity	$28,028,207	$23,609,619

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Years Ended December 31,
	2020	2019

Revenues, net	$15,781,319	$12,523,432
Cost of revenues	11,403,474	7,523,669
Gross profit	4,377,845	4,990,763

Operating expenses:
Selling, general and administrative	12,280,192	14,085,195
Gain on change in fair value of earnout liability	-	(520,000)
Impairment of goodwill	-	4,443,000
Total operating expenses	12,280,192	18,008,195
Operating loss	(7,902,347)	(13,017,432)

Other (expense) income:
Rental income	102,815	102,815
Interest expense	(3,378,131)	(1,299,153)
Change in fair value of short-term investments	(22,000)	-
Gain on divestiture	6,153,674	-
Other income	-	3.054
Total other income (expense)	2,856,358	(1,193,284)
Loss before income taxes	(5,045,989)	(14,210,716)
Income tax (benefit) expense	(19,197)	(22,373)
Net loss	(5,065,186)	(14,188,343)
Net (loss) income attributable to noncontrolling interests	(554,382)	(1,269,274)
Net loss attributable to Vinco Ventures, Inc.	(4,510,804)	(12,919,069)
Net loss from discontinued operations	(629,692)	(7,811)
Provision for income taxes for discontinued operations	12,940	2,826
Net loss attributable to Vinco Ventures, Inc.	$(5,153,436)	$(12,929,706)
Net loss per share - basic and diluted	$(0.37)	$(2.36)
Weighted average number of common shares outstanding – basic and diluted	14,058,101	6,026,049

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2020	2019
Cash Flows from Continuing Operations
Cash Flow from Operating Activities
Net loss attributable to Vinco Ventures, Inc.	$(4,510,804)	$(12919,069)
Net loss attributable to noncontrolling interests	(554,382)	(1,269,274)
Net loss	(5,065,186)	(14,188,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,353,822	1,284,251
Amortization of debt issuance costs	2,357,879	944,437
Stock-based compensation	3,241,554	2,299,915
Change in fair value of earnout	-	(520,000)
Change in fair value of short-term investment	22,000	-
Impairment of goodwill	-	4,443,000)
Deferred tax liability	-	(341)
Amortization of right of use asset	579,066	295,106
Gain on divestiture of Cloud B	(4,911,761)	-
Gain on divestiture of SRM	(1,241,914)	-
Changes in assets and liabilities:
Accounts receivable	(2,019,009)	(73,437)
Inventory	47,817	(397,673)
Prepaid expenses and other current assets	868,168	(720,240)
Accounts payable	2,055,055	1,356,873
Accrued expenses and other current liabilities	155,815	511,842
Operating lease liabilities	(598,937)	(272,779)
Due to/from related party	1,167,846	395,300
Net cash provided by (used in) operating activities from continuing operations	(1,987,785)	(4,641,748)

Cash Flows from Investing Activities
Purchases of property and equipment	(276,478)	(151,502)
Acquisitions, net of cash	180,489	-
Purchase of licensing agreement	(1,552,500)	-
Net cash used in investing activities from continuing operations	(1,648,489)	(151,502)

Cash Flows from Financing Activities
Net borrowings under line of credit	1,028,385	-
Borrowings under convertible notes payable	2,067,123	1,111,111
Borrowings under notes payable	1,944,479	2,482,500
Borrowings under notes payable – related parties	250,000	-
Repayments under line of credit	-	(90,382)
Repayments under notes payable	(1,042,946)	(1,231,744)
Repayments under notes payable – related parties	(119,509)	(182,170)
Fees paid for financing costs	(157,055)	(581,496)
Net proceeds from issuance of common stock – net of offering costs of $310,697	-	2,048,562
Net proceeds from issuance of common stock – warrants	250,000	-
Distributions	(296,425)	-
Net cash provided by financing activities from continuing operations	3,924,052	3,556,381

Cash Flow from Discontinued Operations
Net cash used in operating activities from discontinued operations	(178,485)	(394,707)
Net cash used in investing activities from discontinued operations	-	(8,436)
Net cash used in financing activities from discontinued operations	-	-
Net cash used from discontinued operations	(178,485)	(403,143)

Net increase (decrease) in cash and cash equivalents from continuing operations	15,122	(1,236,869)
Net increase (decrease) in cash and cash equivalents from discontinued operations	(178,485)	(403,143)
Cash and cash equivalents - beginning of year	234,234	2,052,731
Cash and cash equivalents - end of year	$249,356	$412,719

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$218,038	$260,444
Income taxes	$(14,738)	$235,275
Shares issued to note holders	$1,409,396	$-
Shares issued for the asset acquisition of Uber Mom	$-	$98,613
Shares issued for the divestiture of Cloud B, Inc.	$405,000	$-
Conversions under notes payable	$1,524,000	$-
Issuance of warrants to note holders	$852,277	$-
Change in fair value of earnout	$200,000	$(520,000)
Distribution for issuance of shares to noncontrolling interest members of Global Clean Solutions, LLC	$699,000	$-
Right of use assets	$-	$943,997
Operating lease liabilities	$-	$943,997

The financial information contained in this press release is preliminary and is based on the latest estimated unaudited management accounts for the year ended December 31, 2020. Such information is not a comprehensive statement of Vinco Ventures’ results for, and as of, the year ended December 31,2020, and is subject to the completion of management’s and audit committee’s reviews and other financial closing processes and potential adjustments. Accordingly, Vinco Ventures’ actual results as of, and for, the year ended December 31, 2020 may differ materially from the preliminary estimated data presented in this press release

The information contained in this press release has not been, and is not based on information that has been, audited, or reviewed by Vinco Ventures’ independent auditor. Investors are cautioned not to place undue reliance on these preliminary estimates.

This preliminary estimated data should not be considered a substitute for the audited financial results for the year ended December 31, 2020, to be filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, which Vinco Ventures expects to occur on or before April 12, 2021.

Investor Relations:

Aimee Carroll

Phone (866) 900-0992

Email: Investors@vincoventures.com